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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2002

THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6035 (Commission File No.)	95-2588754 (IRS Employer Identification No.)

3033 Science Park Road
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 552-9500

Item 5. Other Events.

        On January 21, 2002, The Titan Corporation, a Delaware corporation ("Titan"), Thunderbird Acquisition Corp., a California corporation and Jaycor, Inc., a California corporation ("Jaycor") entered into a merger agreement, pursuant to which Thunderbird Acquisition Corp. will be merged with and into Jaycor (the "Merger") with Jaycor as the surviving entity.

        As a result of the Merger, among other things, each share of Jaycor common stock will be converted into the right to receive a number of shares of Titan common stock based on an exchange ratio that will be determined immediately prior to the closing of the Merger. The exchange ratio will be computed by dividing the aggregate acquisition price for Jaycor common stock by the total number of shares of Jaycor common stock and common stock equivalents outstanding prior to the closing of the Merger. The aggregate acquisition price is currently anticipated to be $90.4 million but could vary based on certain adjustments based on Jaycor's working capital to be computed on the closing date.

        Consummation of the Merger is subject to (1) the approval of the merger agreement by the shareholders of Jaycor, including the beneficial owners of Jaycor's employee stock ownership plan, which owns 80% of Jaycor's common stock, (2) effectiveness with the Securities and Exchange Commission of the registration statement related to the shares of common stock of Titan to be issued in the Merger, (3) the expiration or early termination of the Hart-Scott-Rodino waiting period, and (4) certain other customary conditions.

        The foregoing summary of the Merger is a general description of certain terms contained in the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

        On January 22, 2001, Titan issued a press release with respect to the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        Certain shareholders and beneficial owners of Jaycor common stock who own beneficially approximately 12.4 % of Jaycor common stock on a fully diluted basis have entered into voting agreements with Titan in which they have committed to vote in favor of the Merger. A copy of the voting agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.
	2.1	Agreement and Plan of Merger and Reorganization, dated as of January 21, 2002, by and among The Titan Corporation, Thunderbird Acquisition Corp. and Jaycor, Inc.
	99.1	Press Release, dated January 21, 2002
	99.2	Form of Voting Agreement

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 24, 2002	THE TITAN CORPORATION
	By:	/s/ NICHOLAS COSTANZA
		Name:	Nicholas Costanza, Esq.
		Title:	Senior Vice President, General Counsel and Secretary

Index To Exhibits

2.1	Agreement and Plan of Merger and Reorganization, dated as of January 21, 2002, by and among The Titan Corporation, Thunderbird Acquisition Corp. and Jaycor, Inc.
99.1	Press Release, dated January 21, 2002
99.2	Form of Voting Agreement

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Signature
Index To Exhibits